UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

Jade Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40544	83-1377888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent St., Building 23
Suite 105
Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 312-3013

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	JBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosures set forth under the heading “Amended and Restated Articles of Incorporation” in Item 5.03 below are incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

Jade Biosciences, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) on June 9, 2026. At the 2026 Annual Meeting, as described below under Item 5.07, the stockholders of the Company approved an amendment to the Company’s Articles of Incorporation to waive jury trials in certain circumstances (the “Amendment”). The Amendment became effective upon the Company’s filing of Amended and Restated Articles of Incorporation, including the Amendment as a new Article X, with the Nevada Secretary of State on June 10, 2026 (the “Amended and Restated Articles”). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amended and Restated Articles, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Amended and Restated Bylaws

On June 8, 2026, the Board of Directors (the “Board”) of the Company approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective on June 9, 2026, to make certain technical, modernizing and clarifying changes consistent with the current Nevada Revised Statutes (the “NRS”). Among other things, the amendments effected by the Amended and Restated Bylaws remove the requirement to prepare a list of stockholders entitled to vote at each stockholder meeting and make it available to stockholders for ten days prior to the meeting. In addition, the amendments make certain changes to better align with the language of provisions of the NRS that: permit stockholder and Board meetings to be held virtually and by remote communication; provide that a record date for stockholders entitled to notice of and to vote at any meeting of stockholders applies to any postponement of such meeting unless the Board fixes a new record date or the meeting is postponed to a date more than 60 days later than the original meeting date, in which case the Board shall fix a new record date; and set out the voting standard for stockholder votes other than for the election of directors (“number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action” instead of “affirmative vote of at least a majority of the votes cast”).

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.2 (clean version) and Exhibit 3.3 (marked version), which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the 2026 Annual Meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.

The election of two Class II Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified. The following two Class II Directors were elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Christopher Cain, Ph.D.	34,373,784	8,041,605	3,591,287
Tom Frohlich	42,399,190	16,199	3,591,287

2.

Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The appointment was ratified by the votes indicated:

For	Against	Abstain	Broker Non-Votes
46,003,217	3,322	137	0

3.	Proposal to approve an amendment to the Company’s Articles of Incorporation to waive jury trials in certain circumstances. The proposal was approved by the votes indicated:

For	Against	Abstain	Broker Non-Votes
39,933,495	2,481,659	235	3,591,287

In addition, this proposal was unanimously approved by holders of the Company’s Series A Non-Voting Convertible Preferred Stock by written consent.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws, effective as of June 9, 2026 (clean version)

3.3	Amended and Restated Bylaws, effective as of June 9, 2026 (marked version)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JADE BIOSCIENCES, INC.

Date: June 11, 2026	By:	/s/ Bradford Dahms
	Name:	Bradford Dahms
	Title:	Chief Financial Officer and Treasurer